                                                                  EXHIBIT 10.6.2

                                 AMENDMENT #2
                                      TO
             STRATEGIC RELATIONSHIP AND SOFTWARE LICENSE AGREEMENT
                    BY AND BETWEEN HEWLETT-PACKARD COMPANY
                         AND CLEARCOMMERCE CORPORATION
                           DATED SEPTEMBER 30, 1999

WHEREAS, Hewlett-Packard Company ("HP") and ClearCommerce Corporation ("ClearCommerce" or "CCC") have entered into a Strategic Relationship and Software License Agreement dated September 30, 1999 (the "Agreement"); AND

WHEREAS, HP and ClearCommerce amended the Agreement by Amendment #1, dated ____________, and desire to further amend the Agreement as set forth below to reflect expansion of their relationship to include HP's appointment as an original equipment manufacturer;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree to amend the Agreement as follows:


1.  Section 1, DEFINITIONS,  is amended by adding the following definitions:

"API's or CCC API's" means the external and internal Application Programming Interfaces developed by Clear Commerce, namely a set of programmatic calls into the application which allow applications and Extensions to control, be controlled by, or alter the behavior of the Program(s) in a clearly defined fashion. The term API includes any available development tools, documentation and software developer's kits required to make use of the programming interfaces owned or licensable by ClearCommerce without royalty obligations.

"HP API's" means the external and internal Application Programming Interfaces developed by HP, namely a set of programmatic calls into the application which allow applications to control, be controlled by, or alter the behavior of HP's IPS products, and similar future products ("HP IPS Products"), in a clearly defined fashion. The term HP API includes any available development tools, documentation and software developer's kits required to make use of the programming interfaces owned or licensable by HP without royalty obligations.

"Extension" means software code developed by or on behalf of HP using the CCC API's to add functionality or differentiation to the Program(s) which interfaces with CCC API's but which does not alter or modify the source code to the Program(s) as would a derivative work.

"ClearCommerce Extension" means software code developed by or on behalf of ClearCommerce using the HP API's to add functionality or differentiation to the HP IPS Products which interfaces with HP API's but which does not alter or modify the source code as would a derivative work.

"Servers" means one box installed at a particular customer site which may include 1 or more CPU's running a single copy of the Operating System for the Programs.

"Training Materials" mean those materials used by ClearCommerce to provide sales and technical training to its end users and sales and technical training materials used for train-the-trainer programs including but not limited to Documentation, coursework, reviewer guides, competitive product analyses and product literature.

2.  Subsection 2.3, Enhancements, is amended by replacing it with the following:
                    ------------

2.3  Early Access to and Delivery of Enhancements and Later Released Programs.
     ------------------------------------------------------------------------
     ClearCommerce agrees to deliver to HP all, beta and pre-general release versions of


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    Enhancements, Programs and API's, in object code form, released after the
    Effective Date of this Amendment #2 ("Later Released Programs"). ClearCommerce also agrees to deliver to HP a Complete Copy of any Enhancements, Programs or API's released after the Effective Date of this Amendment #2 within 5 days of its release to manufacturing by ClearCommerce for third party commercial use.

3.  Subsection 3.7, Ownership, is amended to add the following at the end: HP
                    ---------
    retains all its right, title and interest in the Extension(s) developed by or on behalf of HP. The parties jointly hold all right, title and interest in jointly developed software, without accounting obligations as described in a development agreement or statement of work governed by this Agreement. ClearCommerce retains all its right, title and interest in the ClearCommerce Extension(s) developed by or on behalf of ClearCommerce.

4.  Section 3.1, License to the Program, is amended to add: HP will sublicense
                 ----------------------
    the Program(s) to its resellers to license such Program(s) to its customers on a stand alone basis only on HP and HP NT platforms.

5 Section 3, RIGHTS GRANTED AND RESTRICTIONS, is amended by adding the following provisions as subsections 3.10, 3.11 and 3.12:

3.10  License to the API's.  ClearCommerce hereby grants to HP, under
      ---------------------
      ClearCommerce's intellectual property rights, a non-exclusive worldwide royalty free internal right and license to use, reproduce and publish CCC API's to create Extension(s) to the ClearCommerce also grants to HP, under ClearCommerce's intellectual property rights, a non-exclusive, worldwide royalty-free right and license to reproduce, publish, sublicense and distribute API's designated as suitable for external distribution by ClearCommerce to HP customers together with the Licensed Program as described in the license grant contained in subsection 3.1.

3.11  License to the HP API's.  HP hereby grants to ClearCommerce, under HP's
      ------------------------
      intellectual property rights, a non-exclusive worldwide royalty free internal right and license to use, reproduce and publish HP API's to create ClearCommerce Extension(s) to HP IPS and to support such ClearCommerce Extension(s) based on HP API's. HP also grants to ClearCommerce, under HP's intellectual property rights, a non-exclusive, worldwide royalty-free right and license to reproduce, publish, sublicense and distribute API's designated as suitable for external distribution by HP to ClearCommerce customers together with HP IPS Products to the extent HP grants such right to ClearCommerce under mutually acceptable terms and conditions. ClearCommerce shall own all right, title, and interest in and to the ClearCommerce Extension.

3.12 HP will use commercially reasonable efforts to leverage existing relationships with third party software licensors to allow HP to use and sublicense such third party software products with ClearCommerce Programs HP uses and sublicenses under this Agreement under such terms and conditions as acceptable to HP in its sole discretion.

5.  Subsection 4.1, Sales Model, is deleted and replaced with the following:
                    -----------

4.1   Sales Model.  HP and ClearCommerce agree to participate in a co-selling
      ------------
      program for a period of at 3 months commencing on the Effective Date of this Amendment #2 ("co-selling period"). The parties will meet within 30 days from the Effective Date of this Amendment #2 to finalize their revised rules of engagement for the co-selling program including revenue and commission allocations for the HP and ClearCommerce sales forces. During the co-selling period, ClearCommerce agrees that its sales force may receive compensation regardless of whether HP or ClearCommerce closes the sale of the Programs. During the 3 month co-selling period and for those deals listed on the attached Exhibit K, to be mutually agreed upon within 10 days of executing this Amendment #2, HP will pay the


                                       2


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      royalty in effect prior to this Effective Date of this Amendment No. 2.
      For 3 months thereafter, ClearCommerce will use commercially reasonable efforts to provide sales support (exclusive of training) to HP on a resource available basis for strategic sales deals, as mutually agreed. For professional services assistance during the co-selling period, CCC will supply two days of effort without fee and any additional services will be charged at [*] per hour plus travel, living, and out-of-pocket expenses (T&L) or as mutually agreed. For 3 months after the co-selling period, should HP request a representative of ClearCommerce to participate in a standard sales call after the co-selling program ends, HP agrees to reimburse ClearCommerce up to [*] per day plus travel, living and other out-of-pocket expenses (T&L) for such sales support.

      Notwithstanding the above, HP and ClearCommerce agree that upon execution of the Amendment #2, any sales of the Programs to HP subsidiaries and divisions shall be credited exclusively to HP, excluding any sales that were in progress and generated exclusively by ClearCommerce prior to execution of the Amendment #2.

      During the Initial Term and any Renewal Term, HP agrees that CCC products will be promoted actively internally as a solution for all HP internal e-commerce initiatives as appropriate.

6.  Subsection 4.2, Sales Training, is deleted and replaced with the following:
                    --------------

ClearCommerce agrees to provide 20 days of sales training classes at CCC's facility and such additional sales training as is mutually agreed upon by the parties, and marketing materials and Training Materials. ClearCommerce grants HP the right to use the marketing materials in accordance with subsection 3.3, License to Photograph (Marketing Materials), and to use the Training Materials
-------------------------------------------
in accordance with subsection 3.2, License to the Documentation under the
                                   ----------------------------
license grant stated in subsection 3.2 for Sales Training and Technical training as described in Exhibit D, subsection 4.

7. Section 4, SALES AND MARKETING, is amended by adding the following subsections 4.3, Sales and Marketing Resources, 4.4, Branding, and 4.5,
                     -----------------------------       --------
    Press Release:
    --------------

4.3  Sales and Marketing Resources. HP agrees to designate a minimum of [*]
     ----------------------- -----
sales or technical sales resources within three months of execution of this Amendment #2 to license the Programs to HP customers. CCC will designate a full-time Global account manager and technical resource to HP to co-ordinate: training, marketing materials, marketing support, technical support.

4.4   Branding.    For ClearCommerce Program(s) used hereunder by Enterprise
      -----------
Commerce and CFTM programs and VeriFone, HP may brand the Programs as follows:
a) If an HP only product with no reference to any other 3/rd/ party component, HP may include explicitly using the ClearCommerce brand and product names, using the 'powered by' approach or private labeling the Programs, b) where HP references any 3/rd/ party component (including VeriFone), HP will include explicitly, using the ClearCommerce brand and product names or using the 'powered by' approach c) on Private labeled products where no HP brand
                      --
(including VeriFone) exists, there is no requirement for a ClearCommerce brand. ClearCommerce agrees to provide HP the necessary software code, Documentation and support needed to change the install and boot screens to conform to HP's branding strategy for the Programs. If source code is required to perform these modifications CCC will do so under the terms of the Master Professional Consulting Agreement.

The parties agrees this provision, (4.4 Branding), may be further amended as required to comply with HP corporate-wide policies regarding HP product branding.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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As to any other HP program or use of ClearCommerce Program(s), the parties will mutually agree how ClearCommerce Program(s) brand names will be included or not in the HP product brand name on a program by program basis with due consideration to the Program Roadmap.

ClearCommerce agrees that it will delete any of the branding requirements stated in this provision or as the parties subsequently agree should ClearCommerce not so require such limitations or restrictions on any one of its resellers or original equipment manufacturers having similar or less strategic relationships and accompanying agreements. The parties recognize their intention under this provision is to allow HP to maintain parity with all other ClearCommerce resellers or original equipment manufacturers having similar or less strategic relationships and accompanying agreements.

4.5  Press Release. Within two (2) weeks after execution of this Amendment #2,
     --------------
ClearCommerce may release a joint press release with which HP has approved. HP will issue a press release in its normal course of business.

8.   The first sentence of subsection 5.2, New HP Products, is deleted and
                                           ---------------
     replaced with the following: "The parties intend that during the Initial Term and any Renewal Term of this Agreement, the Program(s) where reasonably possible will be compatible and interoperable with future
                                                --------------
     releases of the HP Products, provided that such new HP Products support the Programs."

     Subsection 5.2, New HP Products, is further amended by adding the
                     ---------------
     following provision at the end of the subsection: "ClearCommerce intends to maintain backward compatibility of its API's licensed to HP hereunder during the Initial Term and any Renewal Term, where commercially reasonable and as offered to other ClearCommerce customers."

9. The title to Section 5 is amended to read as follows: PROGRAM MAINTENANCE, SUPPORT AND DEVELOPMENT ACTIVITIES, and the following is added as subsection 5.5:

5.5  Development Activities.
     ----------------------

i.   Development Activities.  The parties will engage in joint development
     ----------------------
activity which may include worldwide bank and processor payment interfaces, internet fraud protection ,internationalization, performance tuning, interfacing into other HP products (open view, service guard), porting of HP's current world wide bank and processor payment interfaces, and interfaces between HP's IPS and future physical world products and upgradeability. They also intend to explore the need to engage in other joint development opportunities after evaluating their respective needs in relation to the Program(s), the market or customer requirements and feasibility of any such development activity. The details for all joint development projects will be specifically described in one or more statements of work, which will be governed by this Agreement. Each statement of work will: (i) be made in writing in the form attached as Exhibit G, (ii) reference this Agreement, (iii) be numbered consecutively on a chronological basis, and (iv) be executed by authorized representatives of ClearCommerce and HP. Individual statements of work should address at least the following areas:
1. Project description including scope of project; 2. Price, payment and delivery schedules; 3. Acceptance criteria; 4. Nature of deliverables; 5. Project coordination and management; 6. Support plan and 7. Other governing terms and conditions. HP may retain ClearCommerce to perform mutually agreeable development activities which will be governed by the terms and conditions of the Master Professional Consulting Agreement between the parties which is attached hereto as Exhibit H.

ii.  Program Roadmap and Meetings.  The parties will jointly develop a  mutually
     -----------------------------
agreeable Program roadmap outline within 30 days from the Effective Date of this Amendment #2. The parties agree the focus of joint development activities is on developing products which meet the needs of the parties. The parties will designate the appropriate business and technical


                                       4
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representatives to participate in regularly scheduled meetings (no less than once per calendar quarter) to review the Program roadmap outline, all planned and ongoing joint development activities, Program releases and any other issues or matters relevant to the successful execution of this Agreement.

iii. Engineering Resources.  Each party shall provide  engineering resources on
     ---------------------
joint product development projects relating to ClearCommerce Merchant Engine and ClearCommerce Hosting Engine or other mutually agreeable projects as the parties deem appropriate.

iv.  HP UX Servers.  HP will provide HP UX Servers, with an HP list price  of
     -------------
[*]. In consideration, ClearCommerce will rebate to HP [*] of the net "click revenue" for HP referred customers using such servers to process payment transactions. An additional [*] of list price HP UX Servers, HP software and where appropriate 3/rd/ party software (which HP elects to include based on its royalty obligations and licensing terms with such third party licensors) for which HP is a reseller will be supplied to ClearCommerce at HP's cost for use by ClearCommerce for joint development activities, CCC service bureau and technical support. ClearCommerce agrees to pay to HP for the cost of such hardware and software on a net 45-day basis. ClearCommerce agrees to retain (and not to transfer or assign) any HP UX Servers it acquires hereunder for no less than 2 years from the date of acquisition

10.  Subsection 10.1, Term, is deleted and replaced with the following:  "Unless
                      ----
     otherwise terminated earlier under subsection 10.2, this Agreement commenced on September 30, 1999, and continues thereafter for 4 years ("Initial Term"). Thereafter, the term of this Agreement automatically renews for periods of 1 year ("Renewal Term") unless either party elects not to renew this Agreement and provides written notice of its election at least 90 days before the end of the applicable Renewal Term."

11.  Subsection 10.3, Effect of Termination, is amended by adding the following
                      ---------------------
     to the end of the provision: "Regardless of the reason for termination, HP shall retain the right to use the Program(s) and the API's then licensed for the sole purpose of fulfilling any contractual obligations for maintenance and support services to its customers. Should termination result from HP's uncured, material breach of the Agreement, HP may use the Program(s) and API's then licensed for the sole purpose of fulfilling any contractual obligations for maintenance and support services to its existing customers that HP has paid to CCC the applicable support and maintenance fees but only for a period not to exceed three (3) years from the date of termination and not for the purposes of creating Extensions. Such limited continued use is governed by this Agreement.

     If this Agreement is terminated because of HP's uncured, material default, the right to distribute the Program(s) already in HP's inventory or in transit as of the effective date of termination, shall cease on the earlier of: (i) 60 days after the effective date of termination or (ii) distribution by HP of the last Program to a third party. All Program(s) remaining in HP's inventory thereafter shall be destroyed.

     In the event this Agreement is terminated because of ClearCommerce's uncured, material breach, HP shall have the right and license to continue to use and license the Program(s) and API's in accordance with this Agreement including the right to develop Extension(s) so long as HP has made and continues to make all payments to ClearCommerce hereunder.

     Regardless of the reason for termination, Confidential Information will be returned to the owner within 60 days of termination of this Agreement. Notwithstanding, a party may retain the minimum number of copies of Confidential Information reasonably necessary for maintenance and support purposes and to exercise any rights or perform such obligations surviving termination of this Agreement.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       5
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     Nothing in this section 10.3 or in this Amendment #2 shall change, affect, or in any way modify, amend, or alter the terms and conditions set forth in sections 5.4, 11, 13.6 of Amendment #1 to this Agreement. In addition, section 5.4 shall take precedence over this section 10.3.

     12.  Subsection 13.3, Equity Participation, is deleted.
                           --------------------

     13. Subsection 13.13, Non-Restrictive Relationship, is amended by adding
                           ----------------------------
         the following to the end: "...or from independently developing Extension(s) to the Programs."

     14. Section 13 is amended by adding the following as 13.17, Escalation
                                                                 ----------
     Procedure:
     ---------

13.7  Escalation Procedure.  The escalation procedure stated in section 5 of
      --------------------
Exhibit D, Support and Maintenance, shall apply to resolve any problems or disputes arising between the parties.

      15. Exhibit A, LICENSED PROGRAM, is amended to add an introductory statement: "The Programs listed in this Exhibit and licensed to HP by this Agreement include all versions, beginning with 3.8.2 and later, on HP-UX, Solaris and NT, as released during the Initial and Renewal Terms (and such other platforms HP may request and to which the parties agree) plus hosting services and, if and when available, fraud services and all other software programs developed and made generally commercially available by ClearCommerce during the Initial term and any Renewal Term of this Agreement to its indirect channels of distribution. Notwithstanding, the parties agree, during the Initial Term, ClearCommerce will negotiate with HP, in good faith, to release such Program(s) as HP requests for use in accordance with this Agreement."

      16. Exhibit B, PROGRAM ENHANCEMENTS, section 2 is amended by adding API's to the provision.

      17.  Exhibit C, PRICING, is deleted and replaced with the following:

All pricing discounts specified below shall apply for the Initial Term and any Renewal Term of the Agreement unless otherwise agreed in writing by HP and ClearCommerce.

1.   Pricing for ClearCommerce Programs.
     -------------------------------------

(i)  License Fee. HP agrees to pay ClearCommerce a license fee of [*] per year
     -----------
for each year of the Initial Term ("License Fee"). The License Fee payment obligation for the Initial Term is irrevocable. HP paid ClearCommerce [*] of the License Fee for the first year of the Initial Term upon execution of the Agreement. The remainder of the first year's License Fee shall be paid as set forth in Sections 4 and 5 as set forth in Sections 4 and 5 below. The License Fees for the second, third and fourth year of the Initial Term will be paid in 4 equal increments of [*] payable with the royalty report submitted in accordance with subsection (iii) below.

(ii) Application of License Fee and Royalty Schedule. [.HP will receive credits
     -----------------------------------------------
for royalties, including credits for up to [*] per year for non-Program License Fees, owed to ClearCommerce ("Credits") against the License Fee according to the following discount schedule for all ClearCommerce Programs:

Product             Royalty
-------             -------

All Programs        [*] of the net revenue derived from HP's license of the
                    Programs subject to the following minimum royalties:

                    For ClearCommerce Enterprise Merchant Engine and ClearCommerce Merchant Engine: HP will pay to

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                    ClearCommerce a minimum royalty* of [*] for production use and a minimum royalty* of [*] for Program(s) licensed for testing, evaluation, development and for each additional Server

                    For ClearCommerce Hosting Engine: HP will pay to ClearCommerce a minimum royalty* of [*] for production use and a minimum royalty* of [*] for Program(s) licensed for testing, evaluation, development and for each additional Server

                    HP will endeavor to use its reasonable best efforts to discount the Program(s) and hardware at rates no higher than HP software products licensed and hardware sold as a part of the total solution provided to the HP customer.

CFTM                          [*] of Average Selling Price of [*]
Hosting Engine License
[Subject to 2(iii) below]

Support                         [*] of ClearCommerce's List Price for Support
HP provides 1/st/& 2/nd/ level  (includes Enhancements)
Support; installation and preinstallation.
 ClearCommerce
Provides all other support if
ClearCommerce receives the appropriate support
 fees.
[See, Exhibit D.]

*Minimum royalty may be adjusted upon mutual agreement based on market conditions.

iii. CCC reserves the right to increase, decrease or change CCC's list price for Programs, professional services, education and training, and support fees at anytime during the Agreement with 90 day advance notice to HP. CCC reserves the right to increase, decrease or change CCC's pricing model so long as the new pricing model keeps HP at parity with other OEMs having a substantially similar relationship with CCC.

Royalties for CFTM Hosting Engine Licenses will only accrue to HP as follows:
(1) for HP's CFTM customers who choose to use the Program to obtain any functionality of the Program within the CFTM system, Program royalties will accrue to HP upon shipment of the CFTM system to HP's CFTM customer; (2) for HP's CFTM customers who choose to use software other than the Program inside the CFTM system or any software outside of the CFTM system (such as through Card Service International) to obtain the Program functionality, no Program royalties (including those specified in Section 2 of this Exhibit C) will accrue to HP."

When the Credits exceed the License Fee then paid, any additional royalties paid will reduce future License Fee payments beginning with the then next due payment and ending with the last payment; after exhaustion of all License Fees paid hereunder, HP will pay to ClearCommerce royalties in accordance with the schedule set forth above with the royalty report described in subsection (iii) below. No royalty will be due for any package item subsequently returned for a refund or other similar adjustment consistent with HP's standard return policies.

(iii)  Royalty Payments and Royalty Reports.  All accrued royalties (less any
       ------------------------------------
offset for Credits to the License Fees previously paid or due to ClearCommerce by HP or for Programs returned or otherwise similarly adjusted by HP) will be reported by HP to ClearCommerce within 30 days

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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after the end of each HP fiscal quarter which ends on the last day of January,
April, July and October and will be paid within 45 days after receipt of the appropriate invoice.

2.  CFTM Pricing
    ------------

In addition to the License Fee and discount schedule specified in Section 1, above, HP will continue to pay ClearCommerce the following CFTM fees only for CFTM deals equaling [*] as set forth in subsection (iii) below:

(i) "Per Store-Month Fee" royalty in the amount of US [*] for each Store License of the Program that HP uses internally or distributes for use in conjunction with an HP product. Such royalty will include the right to reproduce and distribute associated Documentation. A [*] payment for Store-Months will be due by March 1, 2000.

(ii) Incremental licenses will be purchased in minimum increments of 1,000 Store-Months for which HP will pay along with the royalty report.

(iii) Pricing for the next 3 Hosting Engine licenses from the date of this Agreement for transfer or sale to a third party under the CFTM will be at a total price of [*].

3.  Per Merchant Per Year Pricing for Hosting Engine*
    -------------------------------------------------

In addition to the License Fee and discount schedule specified in Section 1, above, HP will pay ClearCommerce the Per Merchant Per Year Fees for Hosting Engine licenses according to the following discount schedule:


Quantity      Per Year   Net Pre-Pay Amount   OR   Royalty on Per Year Fee
--------------------------------------------------------------------------
0-500         $[*]       $                                   [*]
501-1000       [*]          [*]                              [*]
1001-5000      [*]          [*]                              [*]
5001-10000     [*]          [*]                              [*]
10001 +        [*]          [*]                              [*]

*Minimum royalty may be adjusted upon mutual agreement based on market conditions.

See Exhibit J for ClearCommerce Merchant Per year Pricing Policy

4.  Fees to migrate from Hosting and Merchant Engine Version 3.7
    ------------------------------------------------------------

For the $500,000 of the License Fee to be paid by HP to ClearCommerce under this Section, HP shall make 5 monthly payments of $100,000 each. The first payment shall be due by January 15, 2000. The remaining 4 payments shall be due in accordance with the following schedule:

Payment                  Due Date
-------                  --------
[*]                      [*]
[*]                      [*]
[*]                      [*]
[*]                      [*]

5.  Fees for Enhancements
    ---------------------

If prior to January 31, 2000, ClearCommerce completes the Enhancements set forth on Exhibit B, HP shall pay ClearCommerce [*] of the License Fee according to the following schedule:

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Payment             Due Date
-------             --------
[*]                 January 31, 2000

For every week that ClearCommerce is late in completing its obligations under Exhibit B, provided the delay is solely caused by ClearCommerce, HP shall subtract [*] from the [*].

Professional Services Rates.  [*] per hour plus T& L
---------------------------
Special Pricing For PayWorks Migration.  ClearCommerce agrees to work with  HP
--------------------------------------
to migrate PayWorks customers to ClearCommerce Program(s).

6.  "Quick Start" Hosted Service. ClearCommerce will pay HP [*] of the per
     ---------------------------
click fees or monthly whichever is greater for HP customers signed up by HP or its resellers for the service which amount will be paid within 30 days from the last day of each calendar quarter.

18. Subsection 2(a) of Exhibit D, In General, is amended by adding the following
                                  ----------
sentence to the provision: "To ensure HP assumes its responsibility for providing 1/st/ and 2/nd/ level support, ClearCommerce agrees to change all install shields, readme files and all other references in the core code to clearly provide the appropriate HP contact information for such support."

19. 4(a) of Exhibit D, ClearCommerce Training, is amended by deleting the first
                       ----------------------
sentence and replacing it with the following: "Upon the Effective Date of this Amendment #2 and for the Initial Term and any Renewal Term, ClearCommerce will provide, at no charge, to the HP response center engineers identified by HP, 15 days worth of initial training (minimum 5 people per training class) on the ClearCommerce Programs to enable HP to deliver HP Support to Customers plus an additional 5 days of training for each new Version or Major or Minor Release (defined in subsection j below), at CCC's Austin facility."

20. Subsection 4(b), Right to Copy Education Materials, is deleted.
                     ---------------------------------

21. All other terms and conditions of the Agreement (as amended) remain in full force and effect except as modified by this Amendment #2. The parties agree that this Amendment #2 shall take effect upon the date of the execution by HP's duly authorized representative below.

Agreed:

HEWLETT-PACKARD COMPANY                 CLEARCOMMERCE CORPORATION

By: _____________________________       By: _____________________________

Print Name: _______________________     Print Name: ______________________

Title: _____________________________    Title: ___________________________

Date: _____________________________     Date: ___________________________

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       9
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                         EXHIBIT G - Statement of Work
                                      To
                                 AMENDMENT #2
                                      TO
             STRATEGIC RELATIONSHIP AND SOFTWARE LICENSE AGREEMENT
                    BY AND BETWEEN HEWLETT-PACKARD COMPANY
                         AND CLEARCOMMERCE CORPORATION
                           DATED SEPTEMBER 30, 1999

    Attached as Exhibit A to the Master Professional Consulting Agreement,
                         Attached hereto as Exhibit H

                                       10
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             EXHIBIT H - Master Professional Consulting Agreement
                                      To
                                 AMENDMENT #2
                                      TO
             STRATEGIC RELATIONSHIP AND SOFTWARE LICENSE AGREEMENT
                    BY AND BETWEEN HEWLETT-PACKARD COMPANY
                         AND CLEARCOMMERCE CORPORATION
                           DATED SEPTEMBER 30, 1999

                                   Attached

                              EXHIBIT I - Warrant
                                      To
                                 AMENDMENT #2
                                      TO
             STRATEGIC RELATIONSHIP AND SOFTWARE LICENSE AGREEMENT
                    BY AND BETWEEN HEWLETT-PACKARD COMPANY
                         AND CLEARCOMMERCE CORPORATION
                           DATED SEPTEMBER 30, 1999

                                   Attached

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

                   EXHIBIT J - CLEARCOMMERCE PRICING POLICY
                                      To
                                 AMENDMENT #2
                                      TO
             STRATEGIC RELATIONSHIP AND SOFTWARE LICENSE AGREEMENT
                    BY AND BETWEEN HEWLETT-PACKARD COMPANY
                         AND CLEARCOMMERCE CORPORATION
                           DATED SEPTEMBER 30, 1999


1.

  a) Option period. This pricing is valid for 18 months after the execution date of this Agreement. CCC reserves the right to modify pricing and license terms for new Merchant Licenses purchased by Licensee after that time.

  b) Implementation of the Merchant License. The Merchant License will be considered "implemented" when the Merchant is utilizing the ClearCommerce Hosting Engine in either test or production mode as of the first day of a month.

       i) The 12-month term for each Merchant License commences when the Merchant License is "implemented" by a Merchant.

  c) An individual Merchant License must be implemented by the first day of the 18/th/ month to be valid under this Agreement. Any Merchant Licenses not implemented by that time will expire, and will no longer be valid.

  d) Any Merchant License that is not used for the entire 12-month license term cannot be reused.

2. Additional Merchant License option pricing. Licensee may purchase additional Merchant Licenses based on the prices set forth in Section 9 above, for use for additional new Merchants or for renewals for current Merchants for Licensee. To purchase additional Merchant Licenses, Licensee will send a written purchase document to CCC that references this License Agreement No. 99--L, and provides written agreement by the Licensee that the licenses will be subject to the terms of this referenced agreement.

  a) Term of the Licenses. These additional Merchant Licenses will be valid for 12 months from Execution Date of the license. The new license(s) "Execution Date" will be the date of the final written purchase document from Licensee for the additional license(s), at which time the license term will commence, unless otherwise agreed upon in writing by CCC.

      i) The Merchant License Fees for the new purchase of Merchant Licenses are to be paid in full upon invoice by CCC to Licensee, upon execution of the purchase document from Licensee.

  b) Quantity Pricing for new or renewed Merchant Licenses. The price per Merchant License of the new or renewed Merchant Licenses will depend on the Quantity of Merchant Licenses In Operation and On The Shelf.

      i) In Operation. The number of Merchant Licenses that Licensee currently has In Operation is defined as interfaced to the Hosting Engine in test or production mode.

           On the Shelf. The number of Merchant Licenses On The Shelf is defined as Merchant Licenses already purchased by Licensee that have not been implemented by Licensee at the time of the purchase and have not yet expired.

  c) Expired Merchant Licenses excluded. The number of Merchant Licenses In Operation or On the Shelf excludes Merchant Licenses that have already expired, due to the 12-month usage, implementation by a Merchant that discontinues use prior to the end of the 12-month term, or the expiration of licenses remaining in the License Bank from the original prepaid purchase per this Agreement.

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

                        EXHIBIT K - Sales Opportunities
                                      To
                                 AMENDMENT #2
                                      TO
             STRATEGIC RELATIONSHIP AND SOFTWARE LICENSE AGREEMENT
                    BY AND BETWEEN HEWLETT-PACKARD COMPANY
                         AND CLEARCOMMERCE CORPORATION
                           DATED SEPTEMBER 30, 1999

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